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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                      Date of Report: December 4, 2003
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                       (Date of earliest event reported)


                                  MetLife, Inc.
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             (Exact name of registrant as specified in its charter)



 Delaware                                1-15787                  13-4075851
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(State or other jurisdiction        (Commission File         (I.R.S. Employer
of incorporation)                   Number)                  Identification No.)
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              One Madison Avenue, New York, New York 10010-3690
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             (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (212) 578-2211
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Item 5.  Other Events and Regulation FD Disclosure.

      The underwriters for the recent public offering of Reinsurance Group of America, Incorporated (NYSE: RGA), a majority-owned subsidiary of MetLife, Inc., have exercised their entire overallotment option to purchase from RGA an additional 1,575,000 shares of its common stock. As a result of the issuance of these shares on December 4, 2003, the beneficial ownership of an aggregate of 32,243,539 shares of RGA common stock by MetLife, Inc. and its affiliates represents approximately 52.0% of the outstanding shares of RGA. Prior to the exercise of the overallotment option, the shares beneficially owned by MetLife, Inc. and its affiliates represented approximately 53.3% of the outstanding shares of RGA.

      On December 8, 2003, MetLife, Inc., a Delaware corporation, issued a press release announcing a contract to sell certain real estate, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

      (a)  Not applicable.

      (b)  Not applicable.

      (c)  Exhibits.

           99.1 Press Release of MetLife, Inc., dated December 8, 2003, announcing a contract to sell certain real estate.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               METLIFE, INC.


                               By:   /s/ Gwenn L. Carr
                                     -------------------------------------
                                     Name:  Gwenn L. Carr
                                     Title: Vice-President and Secretary

Date: December 8, 2003











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                                EXHIBIT INDEX


Exhibit
Number                  Exhibit
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99.1                    Press Release of MetLife, Inc., dated December 8,
                        2003, announcing a contract to sell certain real estate.